Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We acknowledge the incorporation by reference in the August 14, 2013, Registration Statement on Amendment No. 1 to Form S-4 (No. 333-189930) of Home BancShares, Inc., of our report dated August, 7, 2013, included with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ BKD, LLP

Little Rock, Arkansas

August 14, 2013